UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2023

BRC Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41275	87-3277812
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1144 S. 500 W Salt Lake City, UT 84101
(Address of principal executive offices, including Zip Code)

(801) 874-1189

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value	BRCC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 21, 2023, BRC Inc. (“BRC” or the “Company”) announced the appointment of Chris Mondzelewski as Chief Marketing Officer, effective May 1, 2023. Mr. Mondzelewski will be responsible for developing and executing all aspects of BRC’s marketing strategy to drive business growth and market share across all channels including direct-to-consumer, wholesale, the bagged coffee and Ready-to-Drink product portfolio, and retail coffee shops.

Mr. Mondzelewski brings over 20 years of consumer marketing, business and leadership experience, most recently serving as the Chief Growth Officer of Mars’ $12 billion+ Global Petcare business. Throughout his almost 12-year tenure at Mars, he consistently grew his responsibilities, holding multiple marketing and business development leadership roles in which he led transformative growth and operational improvement strategies across numerous brands. Prior to joining Mars, he held marketing roles at Kraft Foods, where he launched several successful campaigns, including the most successful innovation and campaign in recent Kraft Cheese history. Before his business career, Mr. Mondzelewski was a Marine for five years, deploying in support of Operation Desert Freedom.

On April 18, 2023, Heath Nielsen informed BRC of his decision to resign as Chief Retail Officer of the Company to pursue other opportunities. Mr. Nielsen will remain with the Company until May 5, 2023 and thereafter provide transition services to the Company over a four month period (the “Transition Period”), pursuant to a transition and separation agreement, dated April 18, 2023, among the Company, Black Rifle Coffee Company LLC and Mr. Nielsen (the “Transition Agreement”). Mr. Nielsen will be entitled to four equal monthly payments of $25,000 during the Transition Period on the terms and conditions set forth in the Transition Agreement. The Transition Agreement contains a release of claims and incorporates customary confidentiality, non-competition (which expire at the end of the Transition Period), non-solicitation, non-interference, and non-disparagement obligations.

The foregoing description of the Transition Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Transition Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2023.

Tom Davin, Co-Chief Executive Officer of the Company, will assume Mr. Nielsen’s responsibilities. The Company determined that the newly created position filled by Mr. Mondzelewski does not constitute a principal business unit, division or function of the Company, and that Mr. Mondzelewski will not perform a policy-making function at the Company. Accordingly, Mr. Mondzelewski is not an “executive officer” of the Company as defined by Rule 3b-7 under the Securities Exchange Act of 1934, as amended.

Item 7.01	Regulation FD Disclosure.

On April 21, 2023, the Company issued a press release announcing the appointment of Mr. Mondzelewski and the departure of Mr. Nielsen. The press release is being furnished as Exhibit 99.1 hereto and is incorporated by reference herein.

The information contained in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, and shall not be incorporated by reference into any filings under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press release dated April 21, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 21, 2023	BRC INC.

	By:	/s/ Evan Hafer
Evan Hafer Chief Executive Officer